Report of Independent Registered Public Accounting Firm

To the Members
ASA Electronics, LLC and Subsidiary
Elkhart, Indiana

We have audited the accompanying consolidated statements of income, members’ equity, and cash flows for the year ended November 30, 2012, of ASA Electronics, LLC and Subsidiary . These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations of ASA Electronics, LLC and Subsidiary and their cash flows for the year ended November 30, 2012, in conformity with U.S. generally accepted accounting principles.

/s/ MCGLADREY LLP

Elkhart, Indiana
February 1, 2013

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